                                                                EXHIBIT 99(K)(5)



 ______________________________________________________________________________
 ______________________________________________________________________________



                      ANZ EXCHANGEABLE PREFERRED TRUST II



             JERSEY PREFERENCE SHARES SECURITY AND PLEDGE AGREEMENT
             ------------------------------------------------------



                           Dated: November ___, 1998


 ______________________________________________________________________________
 ______________________________________________________________________________

                               Table of Contents

                                                                 Page
                                                                 ----

1.   Definitions...............................................     2
     (a)    Defined Terms......................................     2
     (b)    Uniform Commercial Code............................     5
     (c)    Terms Defined in the Trust Agreement...............     5
2.   Delivery by the Pledgor to Collateral Agent...............     5
     (a)    Initial Delivery of Collateral.....................     5
     (b)    Collateral Requirement.............................     5
3.   Grant of Security Interest................................     5
4.   Maintenance of Collateral.................................     7
5.   Voting and Distributions in Respect of Collateral.........     7
6.   Remedies Upon Events of Default...........................     8
7.   Other Provisions Regarding the Collateral.................     9
     (a)    No Disposition.....................................     9
     (b)    Further Protections................................     9
     (c)    Delay in Enforcement; No Waiver....................     9
8.   Representations and Warranties............................     9
     (a)    Representations and Warranties of Pledgor..........     9
     (b)    Representations and Warranties of Collateral Agent.    11
9.   The Collateral Agent......................................    11
     (a)    Appointment of Collateral Agent....................    11
     (b)    Duties of Collateral Agent.........................    11
     (c)    Compensation.......................................    11
     (d)    Reliance...........................................    12
     (e)    Liability of Collateral Agent......................    12
     (f)    Risk of Funds......................................    12
     (g)    Use of Sub-Agents or Attorneys.....................    12
     (h)    Recitals and Statements............................    13
     (i)    Knowledge..........................................    13
     (j)    Merger.............................................    13
     (k)    Resignation of Collateral Agent....................    13
     (l)    Removal............................................    13
     (m)    Appointment of Successor...........................    13
     (n)    Acceptance by Successor............................    14
10.  Miscellaneous.............................................    14
     (a)    Amendments, Etc....................................    14
     (b)    Notices and Other Communications...................    14
     (c)    Waivers............................................    15
     (d)    Non-Assignment.....................................    15
     (e)    Waiver of Jury Trial...............................    15
     (f)    Governing Law......................................    16
     (g)    Headings...........................................    16
     (h)    Entire Agreement...................................    16

     (i)    Counterparts.......................................    16
     (j)    Force Majeure......................................    16
     (k)    Binding Effect.....................................    16
     (l)    Separability.......................................    16
11.  Termination of Agreement..................................    17
12.  Application of Bankruptcy Code............................    17
13.  No Personal Liability of Trustees.........................    17
14.  Limitation on Liability...................................    17
15.  Consent to Jurisdiction...................................    17
16.  Judgement Currency........................................    18
17.  Waiver of Immunities......................................    18

EXHIBIT A Notice of Assignment

             JERSEY PREFERENCE SHARES SECURITY AND PLEDGE AGREEMENT

     This Security and Pledge Agreement (the "Agreement") is made as of November __, 1998 among ANZ Exchangeable Preferred Trust II, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), Aldobrandini (UK) Company, a special purpose company with unlimited liability incorporated under the laws of England and Wales and domiciled in the United Kingdom (the "U.K. Company" or the "Pledgor"), and The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the Trust (the "Collateral Agent").

     WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-65849 and 811-09069) and Pre-Effective Amendment No. 1 thereto contemplating the offering (the "Offering") of up to __________ of its Trust Units Exchangeable for Preference SharesSM (the "TrUEPrS"SM), the terms of which contemplate that the Trust will distribute to the Holders (as defined in the Trust Agreement described below) of TrUEPrS, upon the occurrence of an Exchange Event (as defined in the Trust Agreement), either
(i) American Depositary Receipts ("ADRs") evidencing, for each TrUEPrS, one American Depositary Share ("ADS") representing four fully paid preference shares, liquidation preference US$6.25 per share (the "ANZ Preference Shares"), issued by Australia and New Zealand Banking Group Limited ("ANZ") and designated as the 1998 Preference Shares (Series 2), or (ii) if the Exchange Event is the redemption or mandatory repurchase of the ANZ Preference Shares for cash, Holders of TrUEPrS will be entitled to receive US$25 per TrUEPrS plus the accrued dividend distribution thereon for the current quarterly dividend period and not ADRs.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the TrUEPrS are being issued pursuant to an Amended and Restated Trust Agreement, dated as of November 6, 1998 (the "Trust Agreement"), among the trustees of the Trust, Jamie Patinelli, as Depositor, ML IBK Positions, Inc., as Sponsor, and the Holders of the TrUEPrS.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Trust is using the proceeds of the Offering to purchase the __% Mandatorily Redeemable Debt Securities due 2048 (the "Debt Securities") issued by the U.K. Company with an aggregate principal amount equal to such proceeds.

     WHEREAS, concurrently with the execution and delivery of this Agreement, the U.K. Company is using the proceeds from the sale of the Debt Securities to purchase at a price equal to their liquidation preference up to __________ fully paid non-dividend paying preference shares, liquidation preference US$25 per share (the "Jersey Preference Shares"), issued by Aldobrandini (Investments) Limited (the "Jersey Subsidiary").

---------------------------------
/SM/  Service Mark of Merrill Lynch & Co., Inc.

     WHEREAS, concurrently with the execution and delivery of the Agreement, the Jersey Subsidiary is using the proceeds from the sale of the Jersey Preference Shares to make a payment to ANZ in consideration of the issuance by the ADR depositary of ADRs evidencing up to ________________ ADSs each of which represents four ANZ Preference Shares deposited by ANZ.

     WHEREAS, concurrently with the execution of this Agreement, the U.K. Company is Delivering _____________ Jersey Preference Shares to the Collateral Agent, as agent of and for the benefit of the Trust, which has agreed to hold such shares pursuant to the terms hereof as security for the redemption obligations of the U.K. Company under the Debt Securities.

     WHEREAS, the Trust and the Pledgor desire that the redemption obligations of the U.K. Company under the Debt Securities shall be secured pursuant to the terms hereof.

     WHEREAS, pursuant to the ADRs Security and Pledge Agreement (the "ADRs Security and Pledge Agreement"), among the Trust, the Jersey Subsidiary, the U.K. Company and the Collateral Agent, (i) the Jersey Subsidiary has granted a security interest in the ADRs Delivered thereunder and any cash redemption proceeds thereof for the benefit of the U.K. Company and the Trust, in each case, as holder of the Jersey Preference Shares, as pledgee thereof, as security for the redemption obligations of the Jersey Subsidiary under the Jersey Preference Shares, (ii) the U.K. Company, with the consent of the Jersey Subsidiary, has pledged, transferred and assigned its security interest in the ADRs and its rights under the ADRs Security and Pledge Agreement to the Trust, as pledgee and assignee thereof, as security for the redemption obligations of the U.K. Company under the Debt Securities, and (iii) the Jersey Subsidiary, with the consent of the U.K. Company, has granted a security interest in the ADRs to the Trust, as security for the Jersey Subsidiary's obligations under the ADRs Purchase Contract, such security interest being subject to the prior Lien granted by the Jersey Subsidiary to the U.K. Company and hypothecated by the U.K. Company to the Trust, as security for the Jersey Subsidiary's redemption obligations under the Jersey Preference Shares.

     WHEREAS, the Trust, the U.K. Company and the Jersey Subsidiary desire that, upon the occurrence of an Exchange Event, the ADRs or the cash redemption proceeds thereof will be delivered to the Trust for distribution to the Holders.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.
     -----------
(a)  Defined Terms.  For all purposes of this Agreement, except as otherwise
     -------------
     expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

     "ADRs" has the meaning specified in the first recital in this Agreement.

     "ADRs Purchase Contract" means the ADRs Purchase Contract, dated November __, 1998, between the Trust and the Jersey Subsidiary, as amended pursuant to the terms thereof.

     "ADRs Security and Pledge Agreement" has the meaning specified in the eighth recital to this Agreement.

     "ADSs" has the meaning specified in the first recital in this Agreement.

     "Agreement" means this Security and Pledge Agreement and any schedules and exhibits hereto.

     "ANZ" has the meaning specified in the first recital in this Agreement.

     "ANZ Preference Shares" has the meaning specified in the first recital in this Agreement.

     "Collateral" means all the Jersey Preference Shares Delivered to the Collateral Agent hereunder and held by the Collateral Agent and any proceeds from the redemption thereof.

     "Collateral Amount" means, as of any date of determination, the amount of Collateral then held by the Collateral Agent.

     "Collateral Agent" means the financial institution identified as such in the introductory paragraph hereof, or any successor appointed in accordance with
Section 9(l).

     "Debt Securities" has the meaning specified in the third recital in this Agreement.

     "Delivery" means with respect to the Jersey Preference Shares, the delivery of such shares, free and clear of all Liens (other than a Lien created or permitted by this Agreement, the ADRs Security and Pledge Agreement or any Lien created by the Trust), to the Collateral Agent at such location in The City of New York as it shall direct, in accordance with Section 2(a) hereof, registered in the name of the Collateral Agent or its nominee or in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps. The term "Deliver" used as a verb has a corresponding meaning.

     "Event of Default" means the occurrence of an Exchange Event.

     "Jersey Law" means the Security Interests (Jersey) Law 1983, as amended.

     "Jersey Preference Shares" has the meaning specified in the fourth recital in this Agreement.

     "Jersey Subsidiary" has the meaning specified in the fourth recital in this Agreement.

     "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance, claim or equity of any kind.

     "Offering" has the meaning specified in the first recital in this Agreement.

     "Pledgor" has the meaning specified in the introductory paragraph of this Agreement.

     "Required Collateral Amount" means the Collateral required to be held by the Collateral Agent in order to secure the prompt and complete payment and delivery of the redemption proceeds of the Debt Securities in accordance with the terms thereof; the Required Collateral Amount shall at all times equal the aggregate principal amount in US dollars of the Debt Securities held by the Trust.

     "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, trust officer, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Agreement, or in any other division or department of the Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal, state or foreign securities law; provided that (x) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, or (y) any registration or qualification requirement for such item of Collateral pursuant to any federal, state or foreign securities law which is generally applicable to all holders of such item of Collateral, shall not constitute a "Transfer Restriction."

     "TrUEPrS" has the meaning specified in the first recital in this Agreement.

     "Trust" has the meaning specified in the introductory paragraph of this Agreement.

     "Trust Agreement" has the meaning specified in the second recital in this Agreement.

     "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages to the Trust Agreement, or any successor as such trustee or trustees.

     "U.K. Company" has the meaning specified in the introductory paragraph of this Agreement.

     "Uniform Commercial Code" means, at any time, the Uniform Commercial Code in effect at such time in the State of New York or deemed to be in effect pursuant to U.S. law and regulations applicable thereto.

(b)  Uniform Commercial Code.  Unless otherwise defined herein, all terms
     -----------------------
     defined in Article 8 or Article 9 of the Uniform Commercial Code are used herein as therein defined.

(c)  Terms Defined in the Trust Agreement.  Capitalized words and phrases used
     ------------------------------------
     herein and not otherwise defined herein are used herein as defined in the Trust Agreement.

2.   Delivery by the Pledgor to Collateral Agent.
     -------------------------------------------

(a)  Initial Delivery of Collateral.   The U.K. Company shall Deliver or cause
     ------------------------------
     the Delivery of the Jersey Preference Shares representing the Required Collateral Amount as of the date hereof to the Collateral Agent by:

          (i) the physical delivery of such certificated security representing such shares to the Collateral Agent endorsed in blank; and

          (ii) the Collateral Agent maintaining continuous possession of such certificated security or instrument in the State of New York.

(b)  Collateral Requirement.   If at any time subsequent to the date hereof, the
     ----------------------
     Collateral Amount is less than the Required Collateral Amount, the Pledgor shall Deliver, or cause to be Delivered, in accordance with Section 2(a) hereof, to the Collateral Agent additional Jersey Preference Shares such that the Collateral Amount will at all times equal the Required Collateral Amount. The Collateral Agent shall hold such additional shares as from time to time may be Delivered or caused to be Delivered, to the Collateral Agent as Collateral as expressly provided herein in order to perfect the continuing first priority security interest in such Collateral granted to the Collateral Agent, as agent of and for the benefit of the Trust.

3.   Grant of Security Interest.
     --------------------------

(a) As security for the prompt and complete payment of the redemption proceeds of the Debt Securities or, as the case may be, delivery of the Jersey Preference Shares, in each case by the Pledgor, in accordance with the terms of the Debt Securities, the Pledgor hereby pledges, assigns, grants and conveys unto the Collateral Agent, as agent of and for the benefit of the Trust, a continuing first priority security interest under the Uniform Commercial Code or other applicable law in and to, and a general first lien upon and right of set-off against and a first fixed charge of, the Pledgor's right, title and interest in and to, the Jersey Preference Shares which are hereby Delivered to the Collateral Agent on behalf of the Trust and, upon the redemption thereof, the proceeds thereof, as security pursuant to and in accordance with the provisions of this Agreement, all certificates or instruments representing or evidencing any or all of the foregoing, and all distributions or dividends and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Pledgor and, subject to Section 5 hereof, all powers and rights of the Pledgor now or hereafter acquired by the Pledgor, including rights of enforcement, under or with respect to any or all of the foregoing.

     The parties hereto further agree that the Pledgor's pledge, transfer and assignment hereby of the Collateral to the Collateral Agent, as agent of and for the benefit of the Trust, shall create and constitute a security interest under the terms of Jersey Law.

(b) The Pledgor shall, at its expense and in such manner and form as the Trust or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers, and shall take all other action, that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest in the Collateral granted by the Pledgor pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trust hereunder with respect to such security interest.

(i) The Pledgor hereby undertakes (A) to complete and file with the Companies Office Registry of the United Kingdom registration forms (standard form
     395) and original executed counterpart signature pages of this Agreement, registering the security interests created hereunder, as soon as possible after execution of this Agreement, but no later than 10 Business Days subsequent to the date hereof, (B) to promptly execute and deliver to the Collateral Agent financing statements conforming to the Uniform Commercial Code in effect in the states of New York and Delaware and any jurisdictions deemed appropriate by the Collateral Agent, and such other documents as may be necessary or desirable in order to perfect the security interest granted hereby, all in a form the Collateral Agent reasonably deems to be acceptable; and, (C) contemporaneously with the execution of this Agreement, to deliver to the Jersey Subsidiary a notice substantially in the form attached hereto as Exhibit A and to procure the acknowledgement of such notice by the Jersey Subsidiary, in each case, all in a form deemed acceptable to the Collateral Agent.

(ii) Upon the request of the Collateral Agent, the Pledgor also agrees to execute and deliver to the Collateral Agent for filing by the Collateral Agent continuation statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent and in a form the Collateral Agent reasonably deems to be acceptable. If the Pledgor fails to deliver to the Collateral Agent financing statements or continuation statements that the Collateral Agent requests, the Collateral Agent may, to the extent permitted by law and without limiting its other rights under this Agreement, execute and file in the Pledgor's name, as the Pledgor's attorney-in-fact, such documents and the Pledgor does hereby designate the Collateral Agent as its attorney-in-fact to execute and file any such financing statement or continuation statement.

4.   Maintenance of Collateral.
     -------------------------

(a) The Collateral shall be maintained by the Collateral Agent in a separate non-commingled account and the Collateral Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession and shall accord the Collateral treatment substantially equal to that which it accords its own property, it being understood that the Collateral Agent in its capacity as such shall not, except as specifically set forth herein or contemplated hereby, have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against parties with respect to any Collateral. The Collateral Agent shall have no right of offset against the Collateral with respect to any amounts owed to the Collateral Agent, whether or not arising under this Agreement, and the Collateral Agent hereby waives any such right of offset that it may otherwise have. Except as specifically provided herein, the Collateral Agent covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien or Transfer Restriction on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, except as may be created or permitted by this Agreement.

     (b) The Pledgor shall not be entitled to receive for its own account any dividends, distributions and other payments relating to the Collateral. The Collateral Agent shall retain such payments (and any such payments which are received by the Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent), and the Collateral Agent shall hold all such payments so retained by, or paid over to, the Collateral Agent as Collateral hereunder and maintain such Collateral in accordance with this Section. The security interest of the Collateral Agent shall continue in any such payment so retained by, or paid over to, the Collateral Agent.


5.   Voting and Distributions in Respect of Collateral.
     --------------------------------------------------

(a) The U.K. Company shall cause the Collateral Agent to vote the Jersey Preference Shares as directed by the Holders of the TrUEPrS in accordance with the procedures set forth herein.

(b) Each TrUEPrS will entitle the Holder thereof to direct the exercise of the voting rights attaching to one Jersey Preference Shares.

(c) Upon receipt of notice of any meeting at which Holders of Jersey Preference Shares are entitled to vote, (x) the U.K. Company shall, as soon as practicable thereafter, notify the Collateral Agent, (y) the Collateral Agent shall, as soon as practicable thereafter, mail to the Trustees of the Trust and (z) the Trustees of the Trust shall, as soon as practicable thereafter, notify the Holders of TrUEPrS a notice, which notification, in each case shall be transmitted by all reasonable means, which shall contain
     (i) such information as is contained in such notice of meeting, (ii) a statement whether the Holders of TrUEPrS at the close of business on a specified record date will be entitled, in accordance with any applicable provisions of Jersey, Channel

     Islands law and of the Memorandum and Articles of Association of the Jersey Subsidiary, resolutions of the Board of Directors of the Jersey Subsidiary and the Trust Agreement, to instruct the Trustees of the Trust, who will in turn instruct the U.K. Company as to the exercise of the voting rights, if any, pertaining to the Jersey Preference Shares, and (iii) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given on behalf of such Holders by the Trustees of the Trust to the U.K. Company. The Collateral Agent shall furnish the Depositary with copies of all such notices and statements and any other materials relating thereto prior to the mailing thereof by the Collateral Agent to the Trust. Upon the written request of a Holder of TrUEPrS on such record date, received on or before the date established by the Collateral Agent for such purpose, the U.K. Company shall endeavor insofar as practicable to vote or cause to be voted each Jersey Preference Share in accordance with any non-discretionary instructions set forth in such request. The U.K. Company shall not vote or attempt to exercise the right to vote that attaches to the Jersey Preference Shares other than in accordance with the Holder's instructions. Neither the U.K. Company nor the Jersey Subsidiary shall be under any obligation to verify instructions received from Holders and voted upon by the Collateral Agent.

(d) The parties hereto agree, in the manner and form as the Jersey Subsidiary or the Collateral Agent may reasonably require, to give, execute and deliver any proxy or such other document necessary to give effect to any voting arrangements set forth in this Section.

6.   Remedies Upon Events of Default.
     -------------------------------

(a)  Delivery Upon Event of Default. If an Event of Default shall have occurred,
     ------------------------------
     the Collateral Agent shall deliver the Collateral to the Trust as soon as practicable thereafter, whereupon the Trust shall hold such Collateral, with all such rights afforded to the Collateral Agent hereunder, and any rights it may have as the holder of the Debt Securities, free and clear of all Liens (other than Liens created by the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Trust), including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

(b)  Power of Attorney.  Upon any delivery of all or any part of any Collateral
     -----------------
     duly made under the power of delivery given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor, in the names and stead of the Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Agreement. If so requested by the Collateral Agent or by the Trustees, the Pledgor shall further ratify and confirm any such delivery by executing and delivering to the Collateral Agent or to the Trustees at the expense of the Pledgor all proper deeds, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

(c)  Waivers by the Pledgor.  The Pledgor waives any presentment, demand,
     ----------------------
     protest or, to the extent permitted by applicable law, notice in connection with this Agreement. The Pledgor hereby agrees that the provisions of
     Article 8(3) of the Jersey Law are waived and excluded.

(d)  Rights and Remedies Under the Uniform Commercial Code.  In the event that
     -----------------------------------------------------
     the prompt and complete payment and delivery of the redemption proceeds of the Debt Securities in accordance with the terms thereof are not paid or delivered when due, in addition to all other rights and remedies provided for herein or otherwise available to the Collateral Agent and the Trust, the Collateral Agent may, and at the direction of the managing trustee of the Trust shall, exercise all of the rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the Collateral) and all other applicable law (including Jersey Law) with respect to all or any part of the Collateral.

7.   Other Provisions Regarding the Collateral.
     -----------------------------------------

     Until all obligations of the U.K. Company under terms of the Debt Securities have been performed in full, the parties hereto covenant and agree as follows:

(a)  No Disposition.  The Pledgor covenants and agrees that it will not sell,
     --------------
     assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien or Transfer Restrictions on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, other than those permitted by this Agreement, the ADRs Security and Pledge Agreement and any Lien created by the Trust.

(b)  Further Protections.  The Pledgor will pay in a timely fashion all taxes,
     -------------------
     assessments, fees or charges of any nature that are imposed in respect of the Collateral as a result of the Pledgor's ownership thereof or any action or omission on the part of the Pledgor. The Pledgor will give written notice to the Trust and the Collateral Agent of, and defend the Collateral against, any suit, action or proceeding against the Collateral or which could adversely affect the security interests granted hereunder.

(c)  Delay in Enforcement; No Waiver.  To the extent consistent with the Uniform
     -------------------------------
     Commercial Code and any applicable law, the Collateral Agent can choose to delay or not to enforce any of its rights under this Agreement without losing such rights. If the Collateral Agent chooses not to exercise or enforce any of its rights, the Pledgor agrees that the Collateral Agent is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Collateral Agent's rights under this Agreement must be in writing.

8.   Representations and Warranties.
     ------------------------------

(a)  Representations and Warranties of Pledgor.  On a continuing basis during
     -----------------------------------------
     the term of this Agreement, the Pledgor represents and warrants to the Collateral Agent and to the Trust as follows:

(i) the Pledgor has full power and authority to execute and deliver this Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether the enforceability of such performance is considered in a proceeding in equity or at law);

(ii) the execution, delivery and performance of this Agreement by the Pledgor does not contravene any requirement of law or any material transactional restriction or material agreement binding on or affecting the Pledgor or any of its assets;

(iii) this Agreement has been duly and properly executed and delivered by the Pledgor and constitutes a legal, valid and binding agreement of the Pledgor enforceable against such Pledgor in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iv) no Transfer Restrictions (other than the requirement of the Pledgor to cause the security interest created hereunder to be registered with the Companies Office Registry in the United Kingdom and any Transfer Restrictions created by this Agreement or the Trust) exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof;

(v) except for the rights of the Trust and of the Collateral Agent on the Trust's behalf established under this Agreement the Pledgor has all rights, title and interest in and to the Collateral pledged by it under this Agreement, free and clear of all Liens (other than the Lien created by this Agreement) and Transfer Restrictions (other than Transfer Restrictions created by this Agreement), and has the right to pledge such Collateral as provided in this Agreement;

(vi) the Pledgor is not in default under any agreement by which the Collateral may be bound and no litigation, arbitration or administrative proceeding of which the Pledgor has received notice or service of process is pending, which default, litigation, arbitration or administrative proceeding is material to the Collateral in the context of this Agreement;

(vii) upon (x) the execution of this Agreement and (y) Delivery of the Collateral to the Collateral Agent hereunder, the Collateral Agent, as agent of and on behalf of, the Trust, will obtain a valid first priority, perfected and enforceable security interest in, and a first lien on, such Collateral subject to no other Lien; and none of such Collateral is or shall be pledged by the Pledgor as collateral for any other purpose; and

(viii) the Pledgor is presently solvent under its laws of incorporation and is able to pay, and is paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

(b)  Representations and Warranties of Collateral Agent.  On a continuing basis
---  --------------------------------------------------
during the term of this Agreement, the Collateral Agent represents and warrants to the Pledgor and to the Trust as follows:

(i) the Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement;

(ii) the execution, delivery and performance by the Collateral Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent; and

(iii) this Agreement has been duly and properly executed and delivered by the Collateral Agent and constitutes a legal, valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

9.   The Collateral Agent.
     --------------------

(a)  Appointment of Collateral Agent.  The Trust hereby appoints and designates
     -------------------------------
     the Collateral Agent as its agent and custodian for the purposes set forth herein, and the Collateral Agent does hereby accept such appointment under the terms and conditions set forth herein.

(b)  Duties of Collateral Agent.  The Collateral Agent undertakes to perform
     --------------------------
     only such duties as are expressly set forth herein. The duties and responsibilities of the Collateral Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied.

(c)  Compensation.  For its services in performing its duties set forth herein,
     ------------
     the Collateral Agent shall receive such compensation as may be agreed to separately by the parties hereto.

(d)  Reliance.  Subject to the limitations, covenants and provisions hereof, the
     --------
     Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face of any note, notice, resolution, consent, certificate, affidavit, letter, telegram, statement, order or other document furnished to it hereunder by the Trust or the Pledgor and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, and shall have no responsibility for determining the accuracy thereof.

(e)  Liability of Collateral Agent.  Neither the Collateral Agent nor any of its
     -----------------------------
     directors, officers or employees shall be liable for any action taken or omitted by it hereunder except in the case of its willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession. The Collateral Agent may consult with counsel of its own choice, including in-house counsel, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement or (ii) in accordance with any direction or request of the Trustees. In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereon. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectability or marketability of any Collateral Delivered to or held by it hereunder or for the validity or sufficiency of the Lien (or the priority thereof) on the Collateral purported to be created hereby. In no event shall the Collateral Agent be liable for punitive, exemplary, indirect or consequential damages. Except as specifically set forth herein or contemplated hereby, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof,
     (ii) to see to the maintenance of any insurance or (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Collateral Agent shall not be accountable for the use or application by the Trust of any of the proceeds of the Collateral.

(f)  Risk of Funds.  No provision of this Agreement shall require the Collateral
     -------------
     Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)  Use of Sub-Agents or Attorneys.  The Collateral Agent may perform any
     ------------------------------
     duties hereunder either directly or by or through financial intermediaries, agents or attorneys, provided that the Collateral Agent shall remain liable to fulfill all of such duties to the same extent, and with the same protections, as if the Collateral Agent was performing them itself.

(h)  Recitals and Statements.  The Collateral Agent shall not be responsible for
     -----------------------
     the correctness of the recitals and statements herein which are made by the Trust and the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto.

(i)  Knowledge.  The Collateral Agent shall not be deemed to have knowledge of
     ---------
     any Event of Default, unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

(j)  Merger.  Any corporation or association into which the Collateral Agent may
     ------
     be converted or merged, or with which it may be consolidated, or any corporation or association resulting from any such conversion, merger, or consolidation to which it is a party, shall be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation or association meets the requirements set forth in Section 9(m)(2) hereof and in the Trust Agreement.

(k)  Resignation of Collateral Agent.  The Collateral Agent may resign and be
     -------------------------------
     discharged from its duties or obligations hereunder by giving sixty (60) days' prior notice in writing of such resignation to the Trust and the Pledgor; provided, however, that except as expressly provided in the last sentence of this Section 9(k), the Collateral Agent shall continue to act as Collateral Agent hereunder until a successor Collateral Agent has been appointed as provided herein and shall have accepted such appointment. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust. If, within 30 days after notice by the Collateral Agent to the Trust and the Pledgor of the Collateral Agent's resignation, no successor Collateral Agent shall have been appointed and accepted the duties of the Collateral Agent as provided herein, the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a successor Collateral Agent.

(l)  Removal.  The Collateral Agent may be removed at any time by an instrument
     -------
     or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Trust.

(m)  Appointment of Successor.
     ------------------------
(1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.

(2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

(n)  Acceptance by Successor.  Every temporary or permanent successor Collateral
---  -----------------------
     Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

10.  Miscellaneous.
     -------------

(a)  Amendments, Etc.  Any amendment or modification of any provision of this
     ----------------
     Agreement shall be in writing and expressly approved in writing by the parties hereto. Any terms and conditions of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits of such terms and conditions. Any waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. A waiver of any of the terms and conditions of, or rights under, this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of, or rights under, this Agreement, or of such terms and conditions or rights on any other occasion.

(b)  Notices and Other Communications.  All notices and other communications
     --------------------------------
     shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 9(b)):

        Pledgor:                        Aldoobrandini (UK) Company
                                        One Silk Street
                                        London EC2Y8HQ
                                        Telecopier: 44-171-456-2222
                                        Attention: Company Secretary

        Collateral Agent:               The Bank of New York
                                        101 Barclay Street
                                        New York, New York 10286
                                        Attention: Hugo Gindraux
                                        Telephone:  (212) 815-5120
                                        Telecopier: (212) 815-5999

        Trust:                          ANZ Exchangeable Preferred Trust II
                                        c/o Puglisi & Associates
                                        850 Library Avenue
                                        Suite 204
                                        Newark, Delaware 19715
                                        Attention:  Donald J. Puglisi
                                        Telephone:  (302) 738-6680
                                        Telecopier: (302) 738-7210

Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery in the United States) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business
Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

(c)  Waivers.  No failure or delay by any party hereto in exercising any rights,
     -------
     power or privilege hereunder shall operate as a waiver thereof.

(d)  Non-Assignment.  No party hereto shall have the right to assign their
     --------------
     rights or obligations hereunder to any other person without the prior written consent of the other parties.

(e)  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
     --------------------
     PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW

     EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

(f)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
     -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT TO THE EXTENT NECESSARY TO ENSURE THAT THE SECURITY INTEREST CREATED HEREIN IS ENFORCEABLE UNDER JERSEY LAW, THE PARTIES HERETO AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY THE PROVISIONS OF THE JERSEY PREFERENCE SHARES AND THE PROVISIONS OF JERSEY LAW AND THE COLLATERAL AGENT ON BEHALF OF THE TRUST SHALL HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER SUCH LAW.

(g)  Headings.  The headings herein are for the convenience of reference only
     --------
     and shall not affect the meaning or construction of any provision hereof.

(h)  Entire Agreement.  This Agreement contains the entire agreement between the
     ----------------
     parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

(i)  Counterparts.  This Agreement may be executed in any number of
     ------------
     counterparts, each of which when so executed and delivered shall be deemed for all purposes an original, but all such counterparts shall constitute but one and the same instrument.

(j)  Force Majeure.  None of the Pledgor, the Collateral Agent or the Trust
     -------------
     shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, power failures, computer viruses, earthquakes or other disasters.

(k)  Binding Effect.  This Agreement shall be binding upon the respective
     --------------
     parties hereto and their respective successors and assigns. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

(l)  Separability.  To the extent permitted by law, the unenforceability or
     ------------
     invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

11.  Termination of Agreement.  This Agreement and the rights hereby granted by
     ------------------------
the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the U.K. Company under the Debt Securities, and the Pledgor shall have no further liability hereunder upon such termination.

12.  Application of Bankruptcy Code.  The parties hereto acknowledge and agree
     ------------------------------
that the Collateral Agent is a "financial institution" within the meaning of
Section 101(22) of the Bankruptcy Code and is acting hereunder as agent and custodian for the Trust and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22).

13.  No Personal Liability of Trustees.  By executing and delivering this
     ---------------------------------
Agreement, none of the Trustees assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law.

14.  Limitation on Liability.  Notwithstanding anything to the contrary
     -----------------------
contained herein, no recourse shall be had, whether by levy or execution or otherwise, for any claim based on this Agreement or in respect hereof against any incorporator, shareholder or affiliate of the Trust or the Trustees, the Administrator, the Custodian or the Paying Agent or any predecessor, successor or affiliate of the Trust and of the aforesaid persons, or any of their assets, or against any principal, partner, incorporator, shareholder, officer, director, agent or employee of any of the aforesaid persons, under any rule of law, equitable principle, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such amounts or claims, or liable for any deficiency judgment based thereon or with respect thereto, and that all such liability of the aforesaid persons is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement by the Trust.
Notwithstanding anything to the contrary contained herein, nothing in this Section shall be construed to affect or limit the Pledgor's obligations under this Agreement.

15.  Consent to Jurisdiction.  The Pledgor agrees that any legal suit, action or
     -----------------------
proceeding brought by the Trust or the Collateral Agent or by any person controlling the Trust or the Collateral Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Pledgor has appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by the Trust or the Collateral Agent and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until this Agreement is terminated or a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Pledgor and such appointment shall have been accepted by such successor authorized agent. The Pledgor represents and warrants that CT Corporation System has agreed to act as said agent for service of process, and the Pledgor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Pledgor shall be deemed, in every respect, effective service of process upon such Pledgor.

16.  Judgement Currency.  The Pledgor hereby agrees to indemnify the Trust and
     ------------------
the Collateral Agent against any loss incurred by the Trust or the Collateral Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Trust or the Collateral Agent would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Trust or Collateral Agent had utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon the receipt by the Trust or the Collateral Agent thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Pledgor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include and allowance for any customary or reasonable or premium and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.  Waiver of Immunities.  To the extent that the Pledgor or any of its
     --------------------
properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Pledgor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the day and year first above written.

                              ALDOBRANDINI (UK) COMPANY



                              By:   _______________________________
                                    Name:
                                    Title:



                              THE BANK OF NEW YORK,
                                    as Collateral Agent



                              By:   _______________________________
                                    Name:
                                    Title:



                              ANZ EXCHANGEABLE PREFERRED TRUST II



                              By:   _______________________________
                                    Donald J. Puglisi, as Managing Trustee

                                                            Exhibit A


                              NOTICE OF ASSIGNMENT

                           Aldobrandini (UK) Company

                               November ___, 1998

To: Aldobrandini (Investments) Limited

Dear Sirs,

     We hereby give you notice that by an agreement dated November ___, 1998, Aldobrandini (UK) Company ("UK Company") has pledged, assigned, granted and conveyed unto The Bank of New York ("Collateral Agent") as agent and custodian for and on behalf of the ANZ Exchangeable Preferred Trust II all of the UK Company's right, title and interest in and to all of the preference shares in the capital of your company (the "Jersey Preference Shares") now registered in UK Company's name.

UK Company hereby instructs you:

1. To disclose to the Collateral Agent without any reference to or further authority from UK Company and without any inquiry from you as to the purpose or justification for such disclosure, such information relating to the Jersey Preference Shares as the Collateral Agent may from time to time, at its discretion, request you to disclose to it;

2. That UK Company may not exercise any of its rights or agree to any variation, amendment or other dealings in or with UK Company's rights in respect of the Jersey Preference Shares, without the prior written consent of the Collateral Agent;

3. To pay all present and future moneys due by you in respect of the Jersey Preference Shares to the Collateral Agent, in accordance with the written instructions of the Collateral Agent given from time to time; and

4. These instructions may not be revoked or varied without the Collateral Agent's prior written consent.

       Please acknowledge receipt of this notice by signing below.

Yours faithfully

For and on behalf of
Aldobrandini (UK) Company



Director
                                         ACKNOWLEDGEMENT:

                                         Aldobrandini (Investments) Limited



                                         DIRECTOR



                                       1